UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240. 14a-12

EON Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT OF EON RESOURCES INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2024

On November 13, 2024, EON Resources Inc. (“EONR,” “we,” “us,” “our,” and the “Company”) filed a definitive proxy statement (the “Proxy Statement”) and the related proxy card (the “Proxy Card”) relating to the Company’s Annual Meeting of Stockholders originally to be held on Monday, November 25, 2024, which was subsequently postponed to Tuesday, December 10, 2024, via live webcast at the following address: https://www.cstproxy.com/eonr/2024 (the “Annual Meeting”).

On November 26, 2024, the Board of Directors of the Company approved an amendment of the Company’s Amended and Restated Bylaws to reduce the quorum needed for stockholder meetings to one-third (33.33%) of the voting power of the Company’s outstanding shares of voting stock entitled to vote at a meeting of stockholders. The quorum requirement was also applied retroactively to the Annual Meeting.

If you have voted by proxy already, your vote will be counted – there is no need to take any further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Proxy Statement for the Annual Meeting.

This document supplements the Proxy Statement for the Annual Meeting, to reflect the new quorum requirement applicable to the Annual Meeting.

Accordingly, the Proxy Statement is hereby supplemented as follows:

●	The following text replaces, in its entirety, the first paragraph under the heading “Quorum” on page 2 of the Proxy Statement:

“Quorum

A quorum of our stockholders is necessary to hold a valid meeting. The presence, in person (which includes presence virtually at the Annual Meeting) or by proxy of holders of one-third (33.33%) of the voting power of our outstanding shares of voting stock entitled to vote at the Annual Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Annual Meeting has the power to adjourn the Annual Meeting. As of the Record Date, shares of outstanding commons stock representing 3,234,991 votes would be required to achieve a quorum.”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement or the Proxy Card and they continue to be in full force and effect as originally filed and the Board of Directors continues to seek the vote of Company stockholders to be voted on at the Annual Meeting as recommended in the original filing. This supplement to the Proxy Statement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This supplement to the Proxy Statement should be read in conjunction with the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote. If you would like to change or revoke your prior vote, please refer to page 1 in the Proxy Statement for instructions on how to do so.

This supplement to the Proxy Statement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

November 26, 2024